Exhibit 10.14

AMENDMENT TO THE
SUNTRUST BANKS, INC. 2004 STOCK PLAN

WHEREAS, SunTrust Banks, Inc. (the “Corporation”) currently maintains the SunTrust Banks Inc. 2004 Stock Plan (the “Plan”);

WHEREAS, the Corporation now considers it desirable to amend the Plan to meet the applicable requirements of Section 409A of the Internal Revenue Code of 1986 (as amended);

NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended, effective as of January 1, 2009, to add an Appendix A to read as follows:

APPENDIX A

1. 409A Compliance. To the extent that amounts payable under this Plan are subject to Internal Revenue Code section 409A, the Plan is intended to comply with such section 409A and official guidance issued thereunder (collectively, “Section 409A”). Notwithstanding anything herein to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with this intention.

2. Effect on Stock Units and Other Awards Subject to 409A. No provision of the Plan (including Section 12) shall affect the time or form of payment of any Stock Unit or other award under the Plan which is subject to Section 409A. And the grantee of a Stock Unit or other award under the Plan which is subject to Section 409A shall not be permitted the withholding election described in Section 14.

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed this 31st day of December, 2008.

SUNTRUST BANKS, INC.

By: /s/ Donna D. Lange
Name: Donna D. Lange
Title: SVP, Corporate Benefits Director